Exhibit 3.1

CERTIFICATE OF INCORPORATION

OF

WORLDWATER CORP.

Article One: Name. The name of the Corporation is: WorldWater Corp.

Article Two: Registered Office and Agent. The address of the Corporation’s registered office in the State of Delaware is 25 Greystone Manor, in the City of Lewes, County of Sussex, Delaware 19958-9776. The name of the Corporation’s registered agent at such address is Harvard Business Services, Inc.

Article Three: Purpose. The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware and to possess and exercise all of the powers and privileges granted by such law and any other law of Delaware.

Article Four: Authorized Capital. The total number of shares that may be issued by the Corporation is sixty million (60,000,000), of which:

a).	fifty million (50,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b).	ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.

Article Five: Incorporator. The name and mailing address of the Incorporator is:

Denise M. Stubel

c/o Salvo, Russell, Fichter & Landau

510 Township Line Road

Suite 150

Blue Bell, Pennsylvania 19422

Article Six: Bylaws. The board of directors of the Corporation is authorized to adopt, amend or repeal the bylaws of the Corporation, except as otherwise specifically provided therein.

Article Seven: Elections of Directors. The number, qualifications and classifications of directors shall be as set forth in the Corporation’s bylaws or as determined by resolution of the shareholders from time to time.

WorldWater Corp.

Certificate of Incorporation

Article Eight: Right to Amend. The Corporation reserves the right to amend any provision contained in this Certificate as the same may be in effect from time to time in the manner now or hereafter prescribed by law, and all rights conferred on stockholders or others hereunder are subject to such reservation.

Article Nine: Limitation on Liability. The directors of the Corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Section 9 shall be prospective only, and shall not affect, to the detriment of any director, any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Dated: March 28, 2001

/s/ Denise M. Stubel
Denise M. Stubel, Incorporator

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC CORPORATION AND

FOREIGN CORPORATION

Pursuant to Title 8, Section 252(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is WorldWater Corp., a Delaware corporation, and the name of the corporation being merged into this surviving corporation is WorldWater Corp., a Nevada corporation.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is WorldWater Corp., a Delaware corporation.

FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH: The authorized stock and par value of the non-Delaware company is

a).	fifty million (50,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b).	ten million (10,000,000) shares with a par value of one cent ($.0l ) per share shall be designated as Preferred Stock.

SIXTH: The merger is to become effective on April 30, 2001.

SEVENTH: The Agreement and Plan of Merger is on file at the corporate offices of WorldWater Corp., located at the Pennington Business Center, 55 Route 31 South, Pennington, New Jersey 08534, the place of business of the surviving corporation.

EIGHTH: A copy of the Agreement and Plan of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the 30th day of April, 2001.

By:	/s/ Stephen A. Salvo
Authorized Officer
Name: Stephen A. Salvo, Secretary

STATE OF DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

of

WORLDWATER CORP.

First: That at a meeting of the Board of Directors of WorldWater Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Four” so that, as amended, said Article shall be and read as follows:

“Authorized Capital. The total number of shares that may be issued by the Corporation is one hundred ten million (110,000,000), of which:

a)	one hundred million (100,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b)	ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.”

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

WORLDWATER CORP.

Dated: May 16, 2002	By:	/s/ Quentin T. Kelly
	Name:	Quentin T. Kelly
	Title:	Chairman and CEO

STATE OF DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

of

WORLDWATER CORP.

First: That at a special meeting of the Shareholders of WorldWater Corp., an amendment of the Certificate of Incorporation was duly adopted.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Four” so that, as amended, said Article shall be and read as follows:

“Authorized Capital. The total number of shares that may be issued by the Corporation is one hundred forty-five million (145,000,000), of which:

a)	one hundred thirty five million (135,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b)	ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.”

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

WORLDWATER CORP.

By:	/s/ Quentin T. Kelly
Name:	Quentin T. Kelly
Title:	Chairman and CEO

STATE OF DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

of

WORLDWATER CORP.

First: That at a meeting of the Board of Directors of World Water Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered “Four” so that, as amended, said Article shall be and read as follows:

“Authorized Capital. The total number of shares that may be issued by the Corporation is one hundred seventy million (170,000,000), of which:

a)	one hundred sixty million (160,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b)	ten million (10,000,000) shares with a par value of one cent ($.0l) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.”

Second: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

WORLDWATER CORP.

Dated: September 17, 2004	By:	/s/ Quentin T. Kelly
	Name:	Quentin T. Kelly
	Title:	Chairman and CEO

STATE OF DELAWARE

CERTIFICATE of AMENDMENT of

CERTIFICATE of INCORPORATION

of

WORLDWATER CORP.

First: That at a meeting of the Board of Directors of WorldWater Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the following two articles:

Article numbered ‘One’ so that, as amended, said Article shall be and read as follows:

“Name of Corporation:” The name of the corporation is: WorldWater & Power Corp.

Article numbered ‘Four’ so that, as amended, said Article shall be and read as follows:

“Authorized Capital. The total number of shares that may be issued by the Corporation is two hundred ten million (210,000,000), of which:

a)	two hundred million (200,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b)	ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.”

Second: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Certificate of Incorporation

WorldWater Corp.

Page Two

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

WORLDWATER CORP.

Dated: June 29, 2005	By:	/s/ Quentin T. Kelly
	Name:	Quentin T. Kelly
	Title:	Chairman and CEO

STATE OF DELAWARE

CERTIFICATE of AMENDMENT

of

CERTIFICATE of INCORPORATION

of

WORLDWATER & POWER CORP.

First: That at a meeting of the Board of Directors of WorldWater & Power Corp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the following article:

Article numbered ‘Four’ so that, as amended, said Article shall be and read as follows:

“Authorized Capital. The total number of shares that may be issued by the Corporation is two hundred eighty five million (285,000,000), of which:

a)	two hundred seventy-five million (275,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b)	ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.”

Second: That thereafter, pursuant to resolution of its Board of Directors, the annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Certificate of Amendment

WorldWater & Power Corp.

Page Two

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

WORLDWATER & POWER CORP.

Dated: October 5, 2006	By:	/s/ Quentin T. Kelly
	Name:	Quentin T. Kelly
	Title:	Chairman

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP

Subsidiary into Parent

— Section 253

CERTIFICATE OF OWNERSHIP

MERGING

WorldWater & Solar Technologies Corp.

INTO

WorldWater & Power Corp.

Pursuant to Section 253 of the General Corporation Law of Delaware

WorldWater & Power Corp., a corporation incorporated on the 30th day of March, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware;

DOES HEREBY CERTIFY that this corporation owns 100% of the capital stock of WorldWater & Solar Technologies Corp., a corporation incorporated on the 3rd day of May, 2007 A.D., pursuant to the provisions of the General Corporation Law of the State of Delaware, and that this corporation, by a resolution of its Board of Directors duly adopted via unanimous written consent in lieu of a meeting dated the 24 day of August, 2007 A.D., determined to and did merge into itself said WorldWater & Solar Technologies Corp., which resolution is in the following words to wit:

WHEREAS this corporation lawfully owns 100% of the outstanding stock of WorldWater & Solar Technologies Corp., a corporation organized and existing under the laws of Delaware, and

WHEREAS this corporation desires to merge into itself the said WorldWater & Solar Technologies Corp., and to be possessed of all the estate, property, rights, privileges and franchises of said corporation,

NOW, THEREFORE, BE IT RESOLVED, that this corporation merge into itself said WorldWater & Solar Technologies Corp. and assumes all of its liabilities and obligations, and

FURTHER RESOLVED, that either Quentin T. Kelly, as Chief Executive Officer of this corporation or Frank W. Smith, as Chief Operating Officer of this corporation be, and hereby are authorized, empowered and directed to make and execute a certificate of ownership setting forth a copy of this resolution to merge said WorldWater & Solar Technologies Corp. and assume its liabilities and obligations, and the date of adoption thereof, and to file the same in the office of the Secretary of State of Delaware, and a certified copy thereof in the office of the Recorder of Deeds of Sussex County; and

FURTHER RESOLVED, that WorldWater & Power Corp. relinquishes its corporate name and assumes in place thereof the name, WorldWater & Solar Technologies Corp.; and

FURTHER RESOLVED, that the officers of this corporation be and they hereby are authorized and directed to do all acts and things whatsoever, whether within or without the State of Delaware; which may be in any way necessary or proper to effect said merger.

IN WITNESS WHEREOF, said parent corporation has caused its corporate seal to be affixed and this certificate to be signed by an authorized officer this 24 day of August, 2007 A.D.

WORLDWATER & SOLAR TECHNOLOGIES CORP.

By:	/s/ Frank W. Smith
	Name:	Frank W. Smith
	Title:	Chief Operating Officer

STATE OF DELAWARE

CERTIFICATE of AMENDMENT

of

CERTIFICATE of INCORPORATION

of

WORLDWATER & POWER CORP.

First: That at a meeting of the Board of Directors of WorldWater & Solar Technologies Carp., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the following article:

Article numbered ‘Four’ so that, as amended, said Article shall be and read as follows:

“Authorized Capital. The total number of shares that may be issued by the Corporation is four hundred sixty million (460,000,000), of which:

a)	four hundred fifty million (450,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b)	ten million (10,00,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.”

Second: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at which meeting the necessary number of shares as required by statute were voted in favor of the amendment,

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Certificate of Amendment

WorldWater & Solar Technologies Corp.

July 2, 2008

Page Two

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

WORLDWATER & SOLAR TECHNOLOGIES CORP.

Effective Date: July 2, 2008	By:	/s/ Robert A. Gunther
		Name:	Robert A. Gunther
		Title:	Senior Vice President and
General Counsel

STATE OF DELAWARE

CERTIFICATE OF OWNERSHIP AND MERGER

MERGING

WWST Merger Corp.

INTO

WorldWater & Solar Technologies Corp.

Pursuant to Section 253 of the General Corporation Law of the State of Delaware

WorldWater & Solar Technologies Corp., a corporation organized and existing under the laws of Delaware (the “Company”), DOES HEREBY CERTIFY:

FIRST: That the Company was incorporated on the 30th day of March, 2001, pursuant to the provisions of the General Corporation Law of the State of Delaware;

SECOND: That the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $0.001 per share, of WWST Merger Corp., a Delaware corporation, and that said common stock is the only issued and outstanding class of stock of WWST Merger Corp.;

THIRD: That the Company desires to merge into itself WWST Merger Corp. and thereby to change its corporate name to “Entech Solar, Inc.” pursuant to the provisions of Section 253 of the Delaware General Corporation Law;

FOURTH: That the Company, by the following resolutions of its Board of Directors, duly adopted on October 9, 2008, determined to merge into itself WWST Merger Corp. and thereby assume all of the liabilities and obligations of WWST Merger Corp., and to change its corporate name to “Entech Solar, Inc.”:

Merger of WWST Merger Corp. into Company

WHEREAS, the Company is the legal and beneficial owner of all of the outstanding shares of Common Stock, par value $0.001 per share (“Merger Sub Common Stock”), of WWST Merger Corp., a Delaware corporation (“Merger Sub”); and

WHEREAS, said Merger Sub Common Stock is the only issued and outstanding class of stock of Merger Sub;

WHEREAS, the Company desires to merge into itself Merger Sub pursuant to the provisions of Section 253 of the Delaware General Corporation Law (the “DGCL”);

NOW, THEREFORE, LET IT BE

RESOLVED, that, pursuant to the provisions of Section 253 of the DGCL, the Company merge (the “Merger”) into itself Merger Sub, and assume all of the liabilities and obligations of Merger Sub; and further

RESOLVED, that, pursuant to the provisions of Section 253(b) of the DGCL, at the effective time of the Merger, the name of the Company be changed to “Entech Solar, Inc.”; and further

RESOLVED, that the Merger shall become effective upon the filing of the Certificate of Ownership and Merger with the Secretary of State of the State of Delaware (the “Certificate of Ownership and Merger”), or at such later time as may be set forth in the Certificate of Ownership and Merger; and further

RESOLVED, that, at any time prior to the time that the filing of the Certificate of Ownership and Merger becomes effective, the Board of Directors of the Company may terminate the Certificate of Ownership and Merger; and further

RESOLVED, that the Chief Executive Officer or any Vice President of the Company is authorized to make and execute a Certificate of Ownership and Merger setting forth a copy of these resolutions, and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware; and further

RESOLVED, that the officers of the Company are authorized to execute, deliver, file and record such documents, deeds, certificates and other instruments, in the name and on behalf of the Company, and to take all such further action to carry out and effect the Merger and the changes of ownership effected thereby as they shall consider necessary, desirable or appropriate.

FIFTH: That the merger of WWST Merger Corp. into the Company and the name change of the Company effected thereby shall be effective at 12:01 a.m., Eastern Standard Time on Monday, January 12, 2009.

I, THE UNDERSIGNED, being an authorized officer of the Company, do make this Certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 13 day of November, 2008.

WORLDWATER & SOLAR TECHNOLOGIES CORP.

By:	/s/ Frank W. Smith
	Name:	Frank W. Smith
	Title:	Chief Operating Officer

STATE OF DELAWARE

CERTIFICATE of AMENDMENT

to

CERTIFICATE of INCORPORATION

of

ENTECH SOLAR, INC

First: That at a meeting of the Board of Directors of Entech Solar, Inc., resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the shareholders of said corporation for consideration thereof.

The resolution setting forth the proposed amendment is as follows:

Resolved, that the Certificate of Incorporation of this corporation be amended by changing the following article:

Article numbered ‘Four’ so that, as amended, said Article shall be and read as follows:

“Authorized Capital. The total number of shares that may be issued by the Corporation is six hundred twenty million (620,000,000), of which:

a)	six hundred ten million (610,000,000) shares with a par value of one-tenth of one cent ($.001) per share shall be designated as Common Stock; AND

b)	ten million (10,000,000) shares with a par value of one cent ($.01) per share shall be designated as Preferred Stock.

The designations, preferences and relative participations, options or other rights or qualifications, limitations or restrictions thereof shall be fixed by resolution of the Board of Directors.”

Second: That thereafter, pursuant to resolution of its Board of Directors, an annual meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, and at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

Third: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Certificate of Amendment

Entech Solar, Inc.

Page Two

Fourth: That the capital of said corporation shall not be reduced under or by reason of said amendment.

ENTECH SOLAR, INC.

Effective Date: September 2, 2009	By:	/s/ Frank W. Smith
		Name:	Frank W. Smith
		Title:	Chief Executive Officer